Exhibit 10.13

DOCUMENT NO. 24

Complete date of resolution and date of execution.  Sign and date.

SECURED LOAN NOTE

OCEAN RESOURCES, INC.

(Company No.3030709) (‘the Company’)

(Incorporated in Delaware, U.S.A)

Created pursuant to the constitution of the Company, and a resolution of its officers dated                         2003

Dated	2003 (‘The Execution Date’)

Principal Sum: USD 950,000

Noteholder: Argent Capital, LLC of PO Box 590, Charlestown, Nevis, Leeward Islands.

1.                                      Definitions and Interpretation

1.1                                 In this Loan Note:

1.1.1                                             ‘Noteholder’ means the registered holder or holders for the time being of this Loan Note and includes the successors in title of the registered holders;

1.1.2                                             ‘Principal Sum’ means the principal sum of this Loan Note stated above;

1.1.3                                             ‘Subsidiary’ means a subsidiary of the Company or of that subsidiary and references to ‘Subsidiaries’ shall be construed as references to the subsidiaries for the time being of the Company.

1.2                                 In this Loan Note:

1.2.1                                             words denoting the singular shall include the plural and vice versa;

1.2.2                                             words denoting any gender include all genders and words denoting persons shall include firms and corporations and vice versa.

1.3                                 References to ‘clauses’ are to clauses of this Loan Note;

1.4                                 Clause and paragraph headings are for convenience only and shall not affect the interpretation of this Loan Note.

2.                                      Covenant to pay Principal Sum

FOR VALUE RECEIVED the Company will pay the Principal Sum to the Noteholder by instalments of USD 100,000 for every USD 500,000 of private investment funds raised by the Company to be paid within 10 business days of collecting good funds or on such earlier date as the Principal Sum shall become payable in accordance with this Loan Note but in any event not later than the date 18 months after the Execution Date (the date when final payment is due being ‘the Maturity Date’).

3.                                      Interest

The Company will pay interest to the Noteholder on the outstanding amount of the Principal Sum from time to time at the rate of 7% per year on the Maturity Date.  Should the Principal Sum (or any part thereof) or any accrued interest not be paid on the Maturity Date then such sums shall continue to bear interest at the rate of 7% per year on a daily basis payable on demand.

4.                                      Withholding

Any payment of interest to be made hereunder will be made after any withholding or deduction for or on account of any tax or duty imposed or levied by any authority having power to tax such payment which the Company shall for the time being be required by any applicable law to withhold or deduct and the Company shall not be obliged to pay any additional amount to the Noteholders in respect of the tax or duty so withheld or deducted.

5.                                      Security

To secure payment of the Principal Sum and all interest and other amounts payable under this Loan Note the Company grants to the Noteholder the security set out in the Schedule hereto.

6.                                      Payment upon Notice

6.1                                 The Company may at any time give not less than 14 days’ notice in writing to the Noteholder of its intention to prepay the Principal Sum in whole or in part.

6.2                                 Upon the expiry of any notice given under clause 6.1 above the Noteholder shall deliver this Loan Note to the Company at its principal office and against such delivery the Company shall pay to the Noteholder the Principal Sum or the part to be prepaid together with accumulated interest on that amount.  In the case of a partial prepayment, the Company shall issue to the Noteholder a replacement Loan Note for the balance of the Principal Sum.  If the Noteholder shall fail to deliver this Loan Note on the due date, interest shall cease to run on the amount to be prepaid, and the Company shall pay that amount into a separate account to be held on trust to pay that amount to the Noteholder upon receipt by the Company of this Loan Note, and to pay any interest earned on such account to the Company.

7.                                      Warranties

The Company represents and warrants to the Noteholder that:

(i)                                     Organisation and Powers.  The Company is a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction if its incorporation, and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Loan Note.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

(ii)                                  Authorisation; No Conflict.  The execution, delivery and performance by the Company of this Loan Note have been duly authorised by all necessary corporate actions of the Company and do not and will not (A) contravene the terms of the constitution or certificate of incorporation, or bylaws, of the Company; or (B) result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which the Company is a party or by which it or its properties may be bound or affected;

or (C) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Company.

(iii)                               Binding Obligations.  This Loan Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iv)                              Consents.  No authorisation, consent, approval, licence, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity, is required for the due execution, delivery or performance by the Company of this Loan Note.

8.                                      Acceleration

The Principal Sum shall immediately become payable together with all unpaid interest on it to the date of payment on the happening of any one or more of the following events:

8.1                                 if an effective resolution or court order is passed for the liquidation of the Company;

8.2                                 if any seizure or execution is levied or enforced upon or against any of the assets of the Company and is not paid out or discharged within 7 days;

8.3                                 if a creditor lawfully takes possession or a receiver is appointed of the assets of the Company;

8.4                                 if the Company goes into insolvency or liquidation or ceases or threatens to cease to carry on its business;

8.5                                 if default shall be made by the Company in the performance of any covenant condition or obligation (other than the covenant for payment of interest) binding on the Company under this Loan Note, which default is not cured by the Company within 21 days following notice of such default;

8.6                                 if any representation or warranty given by the Company in this Loan Note shall prove to have been incorrect in any material respect when made.

9.                                      Application of Payments

Payments made hereunder shall first be applied to payments of interest and then towards the reduction of the Principal Sum.

10.                               Company to Insure

The Company agrees with the Noteholder that it will at all times until the Principal Sum and all interest and other money from time to time payable under this Loan Note shall have been paid or satisfied keep insured in accordance with sound commercial practice and in insurance offices or institutions of good repute such parts of the assets and activities of the Company and of its Subsidiaries as are normally insured in businesses of a similar nature and shall produce evidence of such insurance to the Noteholder for inspection upon demand.

11.                               Register

The Company will keep a register and enter in it the issue and all transfers and changes of ownership of this Loan Note.  The register may be closed from time to time for such periods (not exceeding 30 days in all in any year) as the Company may determine.

12.                               Transfer

12.1                           A transfer of this Loan Note shall be in writing under the hand of the transferor.

12.2                           The transfer shall be lodged with the Company together with such evidence of the title of the transferor (including production of this Loan Note) as the Company may reasonably require and after that the transferee shall be registered as the holder of this Loan Note.

12.3                           The Company shall be entitled to retain the transfer.

13.                               Registration on transmission

Any person entitled to this Loan Note by reason of the death of the Noteholder or otherwise by operation of law may, upon producing such evidence of his title as the Company may reasonably require, be registered as the holder of this Loan Note and be subject to the same conditions of this Loan Note as a transferee.

14.                               Notice of Trusts

The Company shall recognise and treat the Noteholder as the sole absolute owner of this Loan Note and as alone entitled to receive and give effectual discharges for the money secured by this Loan Note.  The Company shall not be affected by notice of any trust or any right, title or claim of any person other than the Noteholder to this Loan Note.

15.                               Freedom from Equities

The Principal Sum and interest due on this Loan Note shall be payable, and this Loan Note shall be transferable, without regard to any set off, cross claims or equities between the Company and the Noteholder or any prior holder.

16.                               Method of Payment

The Principal Sum and interest due on this Loan Note will be paid at the principal office of the Company.  Payment of such money may be made by cheque posted at the risk of the Noteholder in a prepaid letter to the Noteholder if he is a sole holder or to the first-named of joint holders at his registered address or to such other person or address as the Noteholder or joint holders may request in writing.  Payment of any such cheque shall for all purposes be deemed to be payment and satisfaction of the Principal Sum or interest represented by such payment.

17.                               Presentment etc

Save as provided herein the Company and the Noteholder waive presentment, demand for payment and notice of dishonour in connection with the delivery, acceptance, performance default or endorsement of this Loan Note.

18.                               Loss or Destruction

If this Loan Note shall be lost or destroyed or damaged, the Company will at the request of the Noteholder issue a duplicate, provided that the Noteholder shall first have given to the Company such evidence of the circumstances and such indemnities and security as it may require, and have paid the Company’s costs (including legal costs) in connection therewith and such fee not exceeding USD 500 as the Company may require, and (in the case of damage) delivered the damaged Loan Note to the Company.

19.                               Law

This Loan Note and any dispute or claim arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A.

20.                               No Waiver

No delay or failure on the part of the Noteholder to exercise any power or right given hereunder shall operate as a waiver thereof, and no right or remedy of the Noteholder shall be deemed abridged or modified thereby.

21.                               Jurisdiction

All disputes and claims arising out of or relating to this Loan Note shall be subject to the non-exclusive jurisdiction of the Texas courts to which the Company and the Noteholder irrevocably submit and in any legal proceedings by the Noteholder to enforce payment of the Principal Sum (or part thereof) and/or interest it shall in addition be entitled to claim the costs and expenses of such proceedings.

22.                               Notices

Any notice to be given under this Loan Note by the Company shall be sufficiently given if sent by first class post to the Noteholder at its address in the register kept under clause 11 (or in the case of joint Noteholders, to the address of the first-named in that register), and shall be deemed received on the working day after posting.

SCHEDULE

Charge over a Loan Note for USD1,000,000 issued by Marine Group International, Inc.

EXECUTED by OCEAN RESOURCES, INC. the 31st day of December 2003:

/s/ Dennis McLaughlin